Exhibit 99.3

[LOGO AND LETTERHEAD OF CAPITOL FEDERAL SAVINGS]

November 8, 2002
Capitol Federal’s 110th Year
of True Blue Savings

Board of Directors
ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103-4298
Attention:    Secretary

Dear Ladies and Gentlemen:

I hereby resign from the Board of Directors of ONEOK, Inc. effectively immediately.

Sincerely,

/s/    JOHN B. DICUS
John B. Dicus
President

JBD:mrc